EXHIBIT 10.1
Execution Version

SEVENTH AMENDING AGREEMENT
(First Insurance Funding of Canada Inc.)
This Seventh Amending Agreement made as of January 15, 2020.
B E T W E E N:
FIRST INSURANCE FUNDING OF CANADA INC.

(hereinafter referred to as the “Seller” or the “Servicer”)
- and -
CIBC MELLON TRUST COMPANY, in its capacity as trustee of PLAZA TRUST,

(hereinafter referred to as the “Purchaser”)
RECITALS:
WHEREAS the parties hereto are parties to a receivables purchase agreement dated as of December 16, 2014 (as amended by amending agreements dated December 15, 2015, September 9, 2016, December 15, 2017, June 29, 2018, February 15, 2019 and May 27, 2019, the “RPA”);
AND WHEREAS the parties hereto have agreed to     further amend the RPA;
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendments

(a)	The definition of “Commitment Maturity Date” in Section 1.1 of the RPA is amended by deleting the reference to “December 15, 2020” in such definition and replacing it with “December 15, 2021”.

(b)	The definition of “Delinquent Receivable” in Section 1.1 of the RPA is deleted and replaced with the following:
“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for a period of 61 or more days and 90 or fewer days from the original due date for such payment.

(c)	The definition of “Facility Limit” in Section 1.1 of the RPA is amended by deleting the reference to “$280,000,000” in such definition and replacing it with “$320,000,000”.

(d)	Section 7.1(b)(ii) of the RPA is amending by deleting the reference to “0.40%” in that section and replacing it with “0.50%.”

2.	Transition
The amendments provided for in this Seventh Amending Agreement shall take effect such that the average of the Delinquency Ratios for three consecutive Reporting Periods calculated as at the end of December 2019 for the purposes of Section 7.1(b)(ii) of the RPA (and at the end of each Reporting Period thereafter) shall be calculated giving effect to the amendments provided for in this Seventh Amending Agreement in respect of the calculations for all three Reporting Periods included in such average notwithstanding that all or part of such Reporting periods may precede the date of this this Seventh Amending agreement.

3.	General

(a)	This Seventh Amending Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(b)	This Seventh Amending Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

(c)
This Seventh Amending Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties have caused this Seventh Amending Agreement to be executed by their respective duly authorized officers as of the date first above written.

FIRST INSURANCE FUNDING OF CANADA INC.
By:	/s/John Martin
Name: John Martin
Title: SVP Finance

By:	/s/Brian Day
Name: Brian Day
Title: SVP Credit & Operations

CIBC MELLON TRUST COMPANY, in its capacity as trustee of PLAZA TRUST, by its Financial Services Agent, ROYAL BANK OF CANADA
By:	/s/Nur Khan
Name: Nur Khan
Title: Authorized Signatory

By:	/s/Ian Benaiah
Name: Ian Benaiah
Title: Authorized Signatory